EXHIBIT 86

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Date:    29th December  2005

To:      PIRELLI FINANCE (LUXEMBOURG) SA
         LUXEMBOURG

Attn :   Pascal Mariotti

Fax:     00 352 2299 288 22

Cc :     Luca Di Palma

Fax :    020 7355 0726

From:    HSBC BANK PLC, LONDON

Our Reference: 15/365/DER/67378147 - 8763777                   ** AMENDED X **

CONFIRMATION OF OTC EQUITY SHARE OPTION TRANSACTION (PHYSICAL SETTLEMENT)
--------------------------------------------------------------------------------

Dear Sir

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.


1. This Confirmation evidences a complete binding agreement between you ("Party B") and us ("Party A") as to the terms of the Transaction to which this Confirmation relates. "ISDA Form" means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by ISDA but without a Schedule. You and we agree that this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall form a single agreement and shall supplement, form a part of, and be subject to the provisions of Sections 1 to 14 inclusive of the ISDA Form (together the "Agreement") as if we had executed an ISDA Master Agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. The following elections (a) to (g) of this Section 1 of this Confirmation shall apply to this Transaction:

         (a) "LOSS" and "SECOND METHOD" as defined in the ISDA Form in respect of the provisions relating to Event of Default and Termination Events pursuant to Section 5 thereof and the right to terminate following Events of Default and Payments on Early Termination pursuant to Section 6 thereof;

         (b) "CROSS DEFAULT": Not Applicable;


HSBC BANK PLC
DERIVATIVES OPERATIONS
European Operations, Global Markets
8 Canada Square, London E14 5HQ
Tel: 020 7991 8888                  Fax: 020 7991 4401

Register in England number 14259, Registered Office : 8 Canada Square, London E14 5HQ
Authorised and Regulated by Financial Services Authority

         (c) "THRESHOLD AMOUNT": Not Applicable;

         (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5 (b) (iv) of the ISDA Form will apply to both parties:

         (e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6 (a) of the ISDA Form will not apply to both parties;

         (f) The ISDA Form and this Confirmation will be governed by and construed in accordance with English law; and

         (g) In the event of any inconsistency between the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the provisions contained in the ISDA Form, the provisions contained in the ISDA Form will prevail and, in the event of any conflict between the provisions of the ISDA Form or the Equity Definitions and this Confirmation, the provisions of this Confirmation will prevail for the purpose of this Transaction..


2. The terms of the particular Transaction to which this Confirmation relates are as follows:


GENERAL TERMS:

                  Trade Date:                        15th November 2005

                  Trade Time:                        Available on request

                  Option Style:                      European

                  Option Type:                       Call

                  Seller:                            Party A

                  Buyer:                             Party B

                  Shares:                            Telecom Italia SpA (ISIN: IT003497168)

                  Number of Options:                 37,500,000

                  Option Entitlement:                1 Share(s) per Option

                  Strike Price:                      EUR 2.32

                  Premium:                           EUR 5,785,500.00   (Premium per option: EUR 0.154)

                  Premium Payment Date:              17th November 2005

                  Exchange:                          Milan Stock Exchange

                  Related Exchange:                  All Exchanges


PROCEDURE FOR EXERCISE:

                  Expiration Time:                   At the scheduled close of trading on the Exchange

                  Expiration Date:                   17th March 2006

                  Multiple Exercise:                 Not Applicable

                  Automatic Exercise:                Not Applicable

                  Procedure for Exercise:            No later than 5 Currency Business Days before the Expiration
                                                     Date the Buyer can elect either Physical or Cash Settlement.
                                                     For the avoidance of doubt if this election is not made the settlement method shall be Physical Settlement


                  Telephone or Facsimile
                  Number and Contact Details for
                  Purpose of Giving Notice:          HSBC Bank Plc, London
                                                     Tel: 00 44 20 7991 5196
                                                     Fax: 00 44 20 7991 4401


VALUATION :

                  Averaging:                         Applicable

                  Averaging Dates:                   The three Exchange Business Days before and including the
                                                     Expiration Date.

                  Relevant Price:                    The "prezzo ufficiale" which means the price as published by the
                                                     Exchange at the close of trading having the meaning ascribed thereto in the Rules of the Markets organised and managed by the Italian
                                                     Stock Exchange.

SETTLEMENT TERMS (IN RESPECT OF CASH SETTLEMENT):

                  Cash Settlement:                   Applicable

                  Settlement Currency:               EUR

                  Cash Settlement Payment
                  Date:                              In respect of each Exercise Date, 3 Currency Business days after the relevant Valuation Date


SETTLEMENT TERMS (IN RESPECT OF PHYSICAL SETTLEMENT):

                  Physical Settlement:               Applicable

                  Settlement Currency:               EUR


ADJUSTMENTS:

                  Method of Adjustment:              Calculation Agent Adjustment


EXTRAORDINARY EVENTS:

                  Consequences of Merger Events:

                  (a) Share-for-Share:               Alternative Obligation

                  (b) Share-for-Other:               Modified Calculation Agent Adjustment

                  (c) Share-for-Combined:            Modified Calculation Agent Adjustment


                  Tender Offer:                      Applicable

                  Consequences of Tender Offers :

                  (a) Share-for-Share:               Modified Calculation Agent Adjustment

                  (b) Share-for-Other:               Modified Calculation Agent Adjustment

                  (c) Share-for-Combined:            Modified Calculation Agent Adjustment



COMPOSITION OF COMBINED CONSIDERATION:               Inapplicable


NATIONALISATION OR INSOLVENCY OR DELISTING: Cancellation and Payment


ADDITIONAL DISRUPTION EVENTS

           Change in Law:                            Applicable

           Failure to Deliver:                       Applicable

           Insolvency Filing:                        Not Applicable

           Hedging Disruption:                       Not Applicable

           Increased Cost of Hedging:                Not Applicable

           Loss of Stock Borrow:                     Not Applicable

           Increased cost of Stock Borrow:           Not Applicable


NON RELIANCE:                                        Applicable

AGREEMENTS AND ACKNOWLEDGEMENTS
REGARDING HEDGING ACTIVITIES:                        Applicable


ADDITIONAL ACKNOWLEDGEMENTS:                         Applicable



3. CALCULATION AGENT:                                The Seller or any successor Calculation Agent appointed by the
                                                     Seller. Counterpart may challenge any determination or
                                                     calculation by the Calculation Agent within three Exchange
                                                     Business Days following the receipt by Counterpart of such determination or calculation. If the parties are unable to agree on a particular determination or calculation, a mutually acceptable third party (the "Substitute Calculation Agent")
                                                     will be appointed within 24 hours following the challenge by
                                                     Counterpart to make a determination as to the disputed matter.
                                                     If either party determines that the parties cannot agree on a

                                                     Substitute Calculation Agent, then each party shall select an independent leading dealer in the relevant market, which
                                                     dealers shall agree on a third party independent leading
                                                     dealer, which dealer shall be the Substitute Calculation
                                                     Agent. The calculations and determinations of the Substitute
                                                     Calculation Agent, shall be binding and conclusive. Subject to the foregoing, all determinations and calculations by the
                                                     Calculation Agent will be binding and conclusive in the
                                                     absence of manifest error.



4. ACCOUNT DETAILS:

                  Account



                  Account for payments to Party B:



5. OFFICES:

The office of HSBC Bank Plc London for the Transaction is London.

The office of Pirelli Finance (Luxembourg) SA for the Transaction is Luxembourg.


6. GOVERNING LAW: English law

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Fax Number:  +44 20 7991 4401
Telephone number for Confirmation Queries:  +44 20 7991 9214


                                            Yours sincerely,

                                            HSBC Bank Plc London

                                            By:
                                                -----------------------------
                                                Name:
                                                Title:


Confirmed as of the date
first above written:

Pirelli Finance (Luxembourg) SA


By:
    --------------------------------------
    Name:
    Title:




Reference: 15/365/DER/67378147 - 8763777